UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 14, 2008

(Date of earliest event reported)

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 8, 2008 the Compensation Committee of the Board of Directors (the “Committee”) of Alaska Air Group, Inc. (the “Company”) took a number of actions.

The Committee determined that Alaska Air Group, Inc. Chairman and CEO Bill Ayer’s salary would remain constant at $360,000 per year. This decision maintains Mr. Ayer’s 2008 base salary at the same level as 2007, 2006, and 2005 (and lower than in years prior to 2005).

The Committee confirmed Performance-Based Pay plan payouts for 2007. The payouts are based on the Company’s 2007 performance relative to safety, employee engagement, and financial performance goals established by the Committee for the year. The payouts were as follows: Mr. Ayer, $76,320; Mr. Tilden, $41,340; Mr. Saretsky, $44,520; Mr. Finan, $41,340; and Mr. Pinneo, $35,550.

The Committee approved the 2008 performance criteria pursuant to which awards may be paid to executive officers and other employees participating in the Performance-Based Pay plan as follows. Subject to the terms of the plan, participants will be eligible to receive payments if the Company achieves certain operational and financial performance criteria over the full year. The primary measures for 2008 and the relative weightings given to each measure are the Company’s pre-tax profit margin (70%), cost per available seat mile excluding fuel (10%), safety as measured by employee injuries (10%), and employee engagement as measured by customer satisfaction (10%). For all employees, Performance-Based Pay payouts will be subject to an additional performance modifier that could increase, decrease, or maintain payout levels. For Alaska Airlines, the modifier is based upon monthly on-time performance (plus or minus 10 percentage points). For Horizon Air, the modifier is based on achieving specified pre-tax profit margin goals (plus or minus 10 percentage points).

The Committee also approved grants of stock options, restricted stock units and performance stock units under the Company’s 2004 Long-Term Incentive Plan to the Company’s Named Executive Officers as described in the table below. The table presents the number of shares subject to each of these awards:

	Non-Qualified Options	Restricted Stock Units	Performance Stock Units
Bill Ayer	52,800	11,125	22,100
Brad Tilden	27,400	5,800	11,500
Gregg Saretsky	21,900	4,600	9,200
Jeff Pinneo	18,500	3,900	7,800

Each stock option was granted with an exercise price equal to $27.49, the closing price of a share of Company common stock on February 8, 2008, and the options are scheduled to vest in annual installments over a four-year period. The restricted stock units are scheduled to vest on the third anniversary of the grant date and are payable upon vesting in shares of Company common stock on a one-for-one basis. The performance units will be eligible to vest based on the Company’s average pre-tax profit margin over the three-year period commencing January 1, 2008. The percentage of the performance units that vest may range from 0% to 200%, depending on the Company’s performance during that period. Vested performance units are payable in shares of Company common stock on a one-for-one basis.

In connection with these award grants, the Committee approved a new form of agreement for use in evidencing performance stock unit awards. This form is attached hereto as Exhibit 10.1 and incorporated herein by reference. The stock options and restricted stock unit awards are evidenced by the applicable form of award agreement previously filed with the Securities and Exchange Commission.

ITEM 9.01.

Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Alaska Air Group, Inc. 2004 Long-Term Incentive Plan Performance Stock Unit Award Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: February 14, 2008

/s/ Keith Loveless
Keith Loveless Vice President/Legal and Corporate Affairs, General Counsel and Corporate Secretary

/s/ Bradley D. Tilden
Bradley D. Tilden Executive Vice President/Finance and Planning and Chief Financial Officer

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